Exhibit 10.1

Gordon A. Ulsh
President and
Chief Executive Officer

Exide Technologies
Corporate Headquarters
13000 Deerfield Parkway, Bldg. 200
Milton, GA 30004
678-556-9000 tel
678-566-9171 fax
www.exide.com

August 27, 2009

To the Board of Directors of Exide Technologies
13000 Deerfield Parkway
Building 200
Milton, Georgia 30004

Gentlemen:

As you know, under the terms of my Amended and Restated Employment Agreement (“Employment Agreement”), dated January 31, 2008, and as amended by letter agreement dated January 29, 2009 (“First Amendment”), Section 5(a) provides a base salary of $950,000 effective April 1, 2009. Given the current economic environment, I believe it is appropriate to voluntarily assume a temporary ten percent (10%) reduction in base salary for the period September 1, 2009 through February 28, 2010. Any Bonus or Equity Award, as such terms are defined in my Employment Agreement, would be unaffected by this temporary reduction in base salary.

Defined terms are used as defined in the Employment Agreement unless otherwise defined in this letter. If this amendment to the Employment Agreement is acceptable to the Board of Directors, please sign and date below.

EXIDE TECHNOLOGIES

By:       /s/ John P. Reilly—
NAME: JOHN P. REILLY
TITLE: CHAIRMAN OF THE BOARD

GORDON A. ULSH

By:       /s/ Gordon A. Ulsh—
EXECUTIVE